Exhibit 99.1

Energy Recovery, Inc. Reports First Quarter 2010 Financial Results

First Quarter 2010 Highlights

  Net Revenues: $12.6 million
  Gross Margin: 58%
  Net Income: $68,000 GAAP; $717,000 non-GAAP
  Earnings per Share: $0.00 GAAP; $0.01 non-GAAP
  Adjusted EBITDA: $2.3 million, or 18% of net revenue

SAN LEANDRO, Calif.--(BUSINESS WIRE)--May 6, 2010--Energy Recovery, Inc. (Nasdaq:ERII), a leader in the design and development of energy recovery devices for desalination, announced today the results of its first quarter ended March 31, 2010. In the first quarter of 2010, ERI achieved net revenue of $12.6 million, equal to the net revenue for the same period last year and slightly above the Company’s guidance range of $11 to $12 million. For the three months ended March 31, 2010, ERI reported net income on a generally accepted accounting principles (GAAP) basis of $68,000, or $0.00 per diluted share, and non-GAAP net income of $717,000, or $0.01 per share. For the same period last year, ERI reported GAAP net income of $1.6 million, or $0.03 per share.

“Our first quarter results were better than the guidance we provided due to better than expected sales from the OEM sector of our business,” said G.G. Pique, President and CEO of Energy Recovery, Inc. “This was our first full quarter with the consolidated results of Pump Engineering and we are pleased with the progress of the integration of the two companies. We have already submitted a significant number of joint sales proposals for our Pump Engineering high pressure pumps and our PX® devices.”

Non-GAAP Financial Measures

In evaluating the operating performance of Energy Recovery’s business, Energy Recovery management utilizes financial measures described in this press release that exclude certain non-cash charges and charges related to the purchase of Pump Engineering required by U.S. generally accepted accounting principles, or GAAP. Energy Recovery believes this additional information provides investors and management with additional insight into its underlying core operating performance.

For the calculation of Adjusted EBITDA, net income of $68,000 was adjusted for depreciation and amortization expense of $1.1 million, net interest expense of $16,000, taxes of $47,000, stock-based compensation expense of $597,000 and a purchase accounting adjustment for sale of acquired inventory of $422,000 for the first quarter of 2010.

In the guidance estimates below for the second quarter and full year 2010, net income and earnings are adjusted for the purchase accounting required under GAAP for the acquisition of Pump Engineering. For the full year, the estimates assume adjustments of a purchase accounting adjustment for sale of acquired inventory of $870,000, $2.6 million in amortization of intangibles, and offset by a tax benefit of approximately $1.4 million based on the period’s effective tax rate.

A reconciliation of Energy Recovery’s non-GAAP financial measures for the first quarter 2010 to the most directly comparable GAAP measures can be found under the heading “Energy Recovery Non-GAAP Financial Reconciliation” below.

Outlook

ERI provides the following guidance on a GAAP basis for the second quarter of 2010 and the full year:

	Q2 2010	Fiscal Year 2010

Estimated Net Revenue	$13 to $15 million	$55 to $65 million

Estimated Net Income (Loss)	($0.6) to $0.1 million	($1.5) to $2.5 million

Estimated Earnings (Loss) Per Diluted Share	($0.01) to $0.00	($0.03) to $0.05

ERI provides the following non-GAAP guidance for the second quarter of 2010 and the full year:

	Q2 2010	Fiscal Year 2010

Estimated Adjusted Net Income (Loss) (1)	$0.1 to $0.5 million	$0.5 to $4.5 million

Estimated Adjusted Earnings (Loss) Per Fully Diluted Share (2)	$0.00 to $0.01	$0.01 to $0.08

Estimated Adjusted EBITDA (3)	$1.5 to $2.5 million	$6 to $13 million

(1) Estimated Adjusted Net Income is defined as GAAP net income adjusted for the purchase accounting for the acquisition of Pump Engineering. The purchase accounting includes a purchase accounting adjustment for sale of acquired inventory, the amortization of intangible assets that were booked as a result of the acquisition, and the tax benefit generated as a result of the purchase accounting expense.

(2) Estimated Adjusted Earnings per Fully Diluted Share is defined as Estimated Adjusted Net Income divided by the fully diluted shares.

(3) Estimated Adjusted EBITDA is defined net income adjusted for interest expense (income), taxes, depreciation, amortization, stock-based compensation, and a purchase accounting adjustment for sale of acquired inventory.

Forward Looking Statements

This press release includes “forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include the statements, under the caption “Outlook”, about ERI’s estimated net revenue, GAAP and non-GAAP net income and earnings per diluted share, and estimated adjusted net income, adjusted earnings per fully diluted share and adjusted EBITDA, for the second quarter of 2010 and for the 2010 fiscal year. Because such forward-looking statements involve risks and uncertainties, the Company's actual results may differ materially from the predictions in those forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, delays in, or cancellation of, the construction of desalination plants, the inability of our customers to obtain project financing, delays in governmental approvals, changes in end users’ budgets for desalination plants or the timing of their purchasing decisions, our inability to integrate Pump Engineering’s business into ERI’s operations successfully, our ability to ship new products to meet scheduled delivery times; the world economic crisis and other risks detailed in the Company's filings with the Securities and Exchange Commission (“SEC”). All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements. For more details relating to the risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, please refer to the Company's SEC filings.

Conference Call to Discuss First Quarter 2010 Results

The conference call scheduled today at 1:30 p.m. PDT will be in a "listen-only" mode for all participants other than the investment professionals who regularly follow the Company. The toll-free phone number for the call is 1-888-549-7750 or +1-480-629-9866 and the access code is 4284835. Callers should dial in approximately 15 minutes prior to the scheduled start time. A telephonic replay will be available at 1-800-406-7325 or +1-303-590-3030, Access Code: 4284835, until Thursday, May 20, 2010. Investors may also access the live call or the replay over the internet at www.energyrecovery.com. The replay will be available approximately three hours after the live call concludes.

About ERI®

Energy Recovery, Inc. (NASDAQ:ERII) designs and develops energy recovery devices that help make desalination affordable by significantly reducing energy consumption. Energy Recovery technologies include the PX Pressure Exchanger® device for desalination and the Turbocharger hydraulic turbine energy recovery device and pump for desalination, gas and liquid processing applications. In total, Energy Recovery helps reduce CO2 emissions by more than 4.7 million tons per year and produce 1.6 billion gallons of potable water per day. The company is headquartered in the San Francisco Bay Area with offices near Detroit and in key desalination centers worldwide, including Madrid, Shanghai and Dubai. For more information about Energy Recovery, Inc. please visit www.energyrecovery.com.

Unaudited Financial Results

ENERGY RECOVERY, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data) (unaudited)

	Three Months Ended March 31,
	2010	2009
Net revenue	$12,615	$12,646
Cost of revenue	5,257	4,573
Gross profit	7,358	8,073
Operating expenses:
General and administrative	4,416	3,154
Sales and marketing	1,960	1,510
Research and development	828	804
Total operating expenses	7,204	5,468
Income from operations	154	2,605
Interest expense	(21)	(14)
Other non-operating expense, net	(18)	(88)
Income before provision for income taxes	115	2,503
Provision for income taxes	47	949
Net income	$68	$1,554
Earnings per share:
Basic	$0.00	$0.03
Diluted	$0.00	$0.03
Number of shares used in per share calculations:
Basic	51,243	50,052
Diluted	53,652	52,580

ENERGY RECOVERY, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share data and par value) (unaudited)

	March 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$50,511	$59,115
Restricted cash	5,183	5,271
Accounts receivable, net of allowance for doubtful accounts of $169 and $196 at March 31, 2010 and December 31, 2009, respectively	15,561	12,683
Unbilled receivables, current	6,155	5,544
Inventories	12,695	10,359
Deferred tax assets, net	1,467	1,466
Prepaid expenses and other current assets	2,277	1,741
Total current assets	93,849	96,179
Restricted cash, non-current	5,521	5,555
Property and equipment, net	20,855	16,958
Goodwill	12,790	12,790
Other intangible assets, net	10,303	10,987
Deferred tax assets, non-current, net	447	447
Other assets, non-current	52	53
Total assets	$143,817	$142,969

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,005	$1,952
Accrued expenses and other current liabilities	7,959	9,492
Income taxes payable	49	350
Accrued warranty reserve	708	605
Deferred revenue	5,537	4,628
Current portion of long-term debt	128	265
Current portion of capital lease obligations	196	203
Total current liabilities	17,582	17,495
Long-term debt	181	246
Capital lease obligations, non-current	325	369
Other non-current liabilities	3,864	3,890
Total liabilities	21,952	22,000
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized; 51,311,892 and 51,215,653 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively	51	51
Additional paid-in capital	109,397	108,626
Notes receivable from stockholders	(36)	(90)
Accumulated other comprehensive loss	(63)	(66)
Retained earnings	12,516	12,448
Total stockholders’ equity	121,865	120,969
Total liabilities and stockholders’ equity	$143,817	$142,969

Energy Recovery Non-GAAP Financial Reconciliation
Q1 2010
(in thousands)
Reconciliation of Adjusted Net Income

Net Income	$68
Plus:
Purchase Adjustment of Acquired Inventory	422
Amortization of purchased intangible assets	676
Income Tax Effect (1)	(449)
Adjusted Net Income	$717
(1) Represents the application of the period’s effective tax rate to the non-GAAP adjustments to income before provision of income taxes.
Q1 2010
(in thousands)
Reconciliation of Estimated Adjusted EBITDA

Net Income	$68
Plus:
Net Interest	16
Taxes	47
Depreciation of property and equipment	443
Amortization of intangible assets	683
Stock-based Compensation	597
Purchase Adjustment of Acquired Inventory	422
Adjusted EBITDA	$2,276

CONTACT:
Energy Recovery, Inc.
Tom Willardson, 510-483-7370
Chief Financial Officer